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                                                                      Exhibit 12

                            AMENDMENT AND JOINDER TO
                             STOCKHOLDERS AGREEMENT


                  THIS AMENDMENT AND JOINDER TO STOCKHOLDERS AGREEMENT (this "AMENDMENT") is made and entered into as of October 25, 2000 by CAIS INTERNET, INC., a Delaware corporation (the "COMPANY"), CII VENTURES LLC, a Delaware limited liability company ("Investor Stockholder"), and CII VENTURES II LLC, a Delaware limited liability company ("CII").

                  WHEREAS, the Company, the Investor Stockholder and certain other stockholders of the Company are parties to a certain Stockholders Agreement, dated as of February 9, 2000 (the "AGREEMENT");

                  WHEREAS, the Company, CII, as Administrative Agent, and the lenders party thereto are entering into a Credit Agreement, dated as of the date hereof (the "CREDIT AGREEMENT");

                  WHEREAS, the Company, CII, Ulysses G. Auger II and R. Theodore Ammon are entering into a Warrant Agreement, dated as of the date hereof (the "WARRANT AGREEMENT"), pursuant to which, subject to the terms and conditions therein, the Company is issuing on the date hereof warrants to purchase up to
(i) 1,550,000 shares of common stock of the Company (the "INITIAL WARRANTS")
(ii) 250,000 shares of Common Stock of the Company to Ulysses G. Auger II and
(iii) 200,000 shares of Common Stock of the Company to R. Theodore Ammon;

                  WHEREAS, pursuant to the Credit Agreement, upon the occurrence of certain events, the Company may enter into additional warrant agreements and issue additional warrants to purchase shares of common stock of the Company (such warrants being referred to herein as the "CONTINGENT WARRANTS"); and

                  WHEREAS, in order to induce CII to enter into the Credit Agreement, the Company has agreed to enter into this Amendment.

                  NOW, THEREFORE, in consideration of the foregoing recitals and of the mutual promises hereinafter set forth, the parties hereto agree as follows:

                  1. AMENDMENTS. In accordance with Section 7.3 of the Agreement, the Agreement is hereby amended as follows:

                  (a) Section 1.1 of the Agreement is hereby amended by adding the following new defined terms thereto in their appropriate alphabetical orders:

                  "Contingent Warrants" means, collectively, the warrants issuable pursuant to Section 9.15(a) and 9.15(b) of the Credit Agreement.

                  (b) Section 4.2(a)(ii) of the Agreement is hereby amended by
(1) deleting the word "three" in the first proviso of the first sentence thereof and inserting in lieu thereof the word "four" and (2) deleting the words "which number shall be increased to four in the event a Qualified Option Closing occurs" and inserting in lieu thereof the words "which number shall be increased by one in the event that a Qualified Option Closing occurs and by one in the event that any of the Contingent Warrants are issued".
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                  2. JOINDER. Each of the undersigned agrees that, by its
signature below, CII shall hereby become a party to, and bound by, the terms of the Agreement as a "Holder" and that the Equity Securities (as defined in the Agreement) held by CII shall constitute "Registrable Securities" thereunder. The Company acknowledges that, for purposes of the Agreement, CII is an "Affiliate" of the Investor Stockholder.

                  3. GOVERNING LAW. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

                  4. COUNTERPARTS; FACSIMILE SIGNATURES. This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. This Amendment may be executed by facsimile signature(s) for purposes of this Section 4, PROVIDED that receipt of copies of such counterparts is confirmed.



                            SIGNATURE PAGE TO FOLLOW
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                  IN WITNESS WHEREOF, the parties hereto have executed this
AMENDMENT AND JOINDER TO STOCKHOLDERS AGREEMENT as of the date set forth in the first paragraph hereof.


                                     CAIS INTERNET, INC.


                                     By:  /s/ William M. Caldwell IV
                                          --------------------------------------
                                          Name: William M. Caldwell IV
                                          Title:   President


                                     CII VENTURES LLC


                                     By:  /s/ Alexander Navab
                                          --------------------------------------
                                          Name: Alexander Navab
                                          Title:   President

                                     CII VENTURES II LLC

                                     By:  /s/ Alexander Navab
                                          --------------------------------------
                                          Name: Alexander Navab
                                          Title:   President